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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT:    DECEMBER 19, 1997
            (DATE OF EARLIEST EVENT REPORTED:    DECEMBER 12, 1997)


                        GROUP MAINTENANCE AMERICA CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             TEXAS                    1-13565           76-0535259
       (STATE OR OTHER              (COMMISSION      (I.R.S. EMPLOYER
         JURISDICTION               FILE NUMBER)     IDENTIFICATION NO.)
      OF INCORPORATION)


         8 GREENWAY PLAZA, SUITE 1500
               HOUSTON, TEXAS                          77046
        (ADDRESS OF PRINCIPAL EXECUTIVE              (ZIP CODE)
                    OFFICES)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100


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ITEM 5.   OTHER EVENTS

     On December 12, 1997, Group Maintenance America Corp. (the "Company") issued a press release announcing that (i) it had signed letters of intent to acquire four companies with annual revenues in excess of $87 million, (ii) the underwriters of the Company's initial public offering exercised their option to purchase an additional 840,000 shares of common stock at a price of $14 per share and (iii) the Company filed a shelf registration on Form S-4 with the Securities and Exchange Commission to register 7,000,000 shares of common stock to facilitate future acquisitions.

     On December 17, the Company issued a press release announcing that it had signed letters of intent to acquire five additional companies with aggregate annual revenues in excess of $17 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99(a) Press release issued December 12, 1997 announcing that (i) the Company had signed letters of intent to acquire four companies with aggregate annual revenues in excess of $87 million, (ii) the underwriters of the Company's initial public offering exercised their option to purchase an additional 840,000 shares of common stock at a price of $14 per share and (iii) the Company filed a shelf registration on Form S-4 with the Securities and Exchange Commission to register 7,000,000 shares of common stock to facilitate future acquisitions.

99(b) Press release issued December 17, 1997 announcing that the Company had signed letters of intent to acquire five companies with aggregate annual revenues in excess of $17 million.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.


                              By:  /s/ RANDOLPH W. BRYANT
                                 --------------------------------
                                       Randolph W. Bryant
                                       Senior Vice President
                                       and General Counsel

Date: December 19, 1997

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